EXHIBIT 21.01
The Hartford Financial Services Group, Inc.
Organizational List – Domestic and Foreign Subsidiaries
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
American Maturity Life Insurance Company (Connecticut)
Archway 60 R, LLC (Delaware)
Business Management Group, Inc. (Connecticut)
DMS R, LLC (Delaware)
Downlands Liability Management Ltd. (United Kingdom)
Excess Insurance Company, Limited (United Kingdom)
Fencourt Reinsurance Company, Ltd. (Bermuda)
First State Insurance Company (Connecticut)
FTC Resolution Company, LLC (Delaware)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Equity Sales Company, Inc. (Connecticut)
Hartford Financial Products International Limited (United Kingdom)
Hartford Financial Services, LLC (Delaware)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Funds Distributors, LLC (Delaware)
Hartford Funds Management Company, LLC (Delaware)
Hartford Funds Management Group, Inc. (Delaware)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance, Ltd. (Bermuda)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford International Life Reassurance Corporation (Connecticut)
Hartford Investment Management Company (Delaware)
Hartford Investment Management K.K. (Japan)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Life and Annuity Insurance Company (Connecticut)
Hartford Life Insurance Company (Connecticut)
Hartford Life Insurance KK (Japan)
Hartford Life, Inc. (Delaware)
Hartford Life International Holding Company (Delaware)
Hartford Life, Ltd. (Bermuda)
Hartford Life Private Placement, LLC (Delaware)
Hartford Lloyd's Corporation (Texas)
Hartford Lloyd's Insurance Company (Partnership) (Texas)
Hartford Management, Ltd. (Bermuda)
Hartford of Texas General Agency, Inc. (Texas)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Securities Distribution Company, Inc. (Connecticut)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford Strategic Investments, LLC (Delaware)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford Underwriters Insurance Company (Connecticut)
Hartford-Comprehensive Employee Benefit Service Company (Connecticut)
HARTRE Company, L.L.C. (Connecticut)
HDC R, LLC (Delaware)
Heritage Holdings, Inc. (Connecticut)

Heritage Reinsurance Company, Ltd. (Bermuda)
HLA LLC (Connecticut)
HL Investment Advisors, LLC (Connecticut)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
Lanidex Class B, LLC (Delaware)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
New Ocean Insurance Company, Ltd. (Bermuda)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Planco, LLC (Delaware)
Property and Casualty Insurance Company of Hartford (Indiana)
Revere R, LLC (Delaware)
RVR R, LLC (Delaware)
Sentinel Insurance Company, Ltd. (Connecticut)
Sunstone R, LLC (Delaware)
Symphony R, LLC (Delaware)
The Evergreen Group Incorporated (New York)
The Hartford International Asset Management Company Limited (Ireland)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Twin City Fire Insurance Company (Indiana)
White River Life Reinsurance Company (Vermont)